UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-16827	Premcor Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 30, 2004
99.2	Updated Information Regarding The Premcor Refining Group Inc.’s Pending Acquisition of Motiva Enterprises LLC’s Delaware City, Delaware Refining Complex.

Item 9.	Regulation FD Disclosure

On March 30, 2004, Premcor Inc. announced that in connection with its previously announced transaction to acquire Motiva Enterprises LLC’s Delaware City, Delaware refining complex, its wholly owned subsidiary, The Premcor Refining Group Inc., has executed the definitive agreement with Motiva for the purchase of the facility. In the press release, we also announced that we expect to meet or exceed current First Call consensus estimates for the first quarter of 2004, and we reaffirmed guidance related to operating results for the first quarter of 2004 that was originally provided in Premcor Inc.’s and The Premcor Refining Group Inc.’s 2003 Annual Report on Form 10-K. A copy of Premcor Inc.’s press release making such announcements is attached to this report as Exhibit 99.1. Additional information concerning the acquisition is also provided and attached to this report as Exhibit 99.2. This information includes an update to pro-forma earnings and cash flow forecasts related to the acquisition that were originally presented to investors in January 2004 and included in a current report on Form 8-K filed on January 16, 2004 with the Securities and Exchange Commission.

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc.

The Premcor Refining Group Inc.

(Co-Registrants)

/s/ Dennis R. Eichholz

Dennis R. Eichholz Controller (principal accounting officer and duly authorized officer)

March 31, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 30, 2004
99.2	Updated Information Regarding The Premcor Refining Group Inc.’s Pending Acquisition of Motiva Enterprises LLC’s Delaware City, Delaware Refining Complex.